TSXV:**SGMD**

Salona Global Medical Device Corporation



Corporate Presentation – January 2022

Important: You Must Read the Following Before Continuing

DISCLAIMER: This presentation (the "**Presentation**") about Salona Medical Device Corporation ("**Salona**" or the "**Company**") is dated as of January 24, 2022. It is information in a summary form and does not purport to be complete. It is not intended to be relied upon as advice to investors or potential investors and does not take into account the investment objectives, financial situation or needs of any particular investor.

No representation or warranty, express or implied, is made or given by or on behalf of the Company or any of its affiliates, directors, officers or employees as to the accuracy, completeness or fairness of the information or opinions contained in this Presentation and no responsibility or liability is accepted by any person for such information or opinions. The Company does not undertake or agree to update this Presentation or to correct any inaccuracies in, or omissions from, this Presentation that may become apparent. No person has been authorized to give any information or make any representations other than those contained in this Presentation and, if given and/or made, such information or representations must not be relied upon as having been so authorized. The contents of this Presentation are not to be construed as legal, financial or tax advice. The information contained herein is considered current as of the date of this Presentation but will not be updated at any time thereafter. This Presentation does not contain all of the information that would normally appear in a prospectus or offering memorandum under applicable Canadian securities laws. This Presentation contains information obtained by the Company from third parties, including but not limited to market data. The Company believes such information to be accurate but has not independently verified such information. To the extent such information obtained from third party sources, there is a risk that the assumptions made and conclusions drawn by the Company based on such representations are not accurate. By your acceptance of this presentation you and any person reviewing this Presentation agrees not to distribute, copy; reproduce; transmit; make available; or condone any of the foregoing, without the prior written consent of the Company. Any unauthorized use of this Presentation is strictly prohibited. On your rights, you are encouraged to review this disclosure and are advised to consult independent legal counsel, tax, accounting and other advisors.

There can be no assurance that any acquisition will be completed or the timing of any acquisitions. Completion of any transaction will be subject to applicable director, shareholder and regulatory approvals.

This Presentation is not, and under no circumstances is to be construed as, a prospectus, offering memorandum, or an advertisement or a public offering of securities, and does not constitute an offer for the sale of securities.

Important: You Must Read the Following Before Continuing

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION AND FORWARD-LOOKING STATEMENTS: Certain statements contained in this corporate presentation constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company closing additional acquisitions (including the acquisition subject to the LOI for the mid-west sales company); year end run rate revenue of $40 million with 30-35% gross margins; the Company creating additional organic growth; the Company generating increased cash flow through operational integration; and the Company increasing earnings per share (EPS) as growth develops. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: acquisition targets achieving results at least as good as their historical performances; the financial information regarding targets being verified when included in the Company's consolidated financial statements prepared in accordance with GAAP; the Company successfully identifying, negotiating and completing additional acquisitions, including accretive acquisitions; the Company integrating new acquisition targets as contemplated; the Company organically growing including new sales from its new GPO LLC, of at least $11 million from September 30, 2021 to February 28, 2022 and completing at least one acquisition that add at least $5 million in new revenue in order to meet fiscal 2022 guidance. Salona cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which Salona operates; the ability of Salona to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on Salona's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which Salona is exposed; the failure of third parties to comply with their obligations to Salona or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by Salona; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; and risks related to COVID-19 including various recommendations, orders and measures of governmental authorities to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing, disruptions to markets, economic activity, financing, supply chains and sales channels, and a deterioration of general economic conditions including a possible national or global recession; as well as those risk factors discussed or referred to in Salona's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com. Should any factor affect Salona in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, Salona does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this corporate presentation is made as of the date of this corporate presentation and Salona undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

Unless otherwise specified, all dollar amounts in this Presentation are expressed in Canadian dollars.

Salona Global
High Quality Medical Devices

SGMD's Markets And Products

The Market Opportunity: The $30B recovery science & medical device industry has consistently outperformed the market average[1]

Surround medical call points across spectrum of care:

Prevention ------------------------ Repair -------------------------- Recovery

Prevention

- Muscle Stimulation*
- Pre-op Devices
- Specialty Supports
- Athletic Braces
- Diabetic Shoes
- Compression
- Ergonomics

Repair

- Wound Care Devices
- Hot/Cold Therapy*
- Post-op Braces
- Bone Growth Stimulators
- DVT Devices
- Massage Therapy Devices*

Recovery

- Constant Passive Motion (CPM)*
- TENS & NMES*
- Physical Medicine Modalities*
- Mobility & Training
- Medical Supply & PPE*
- Treatment Tables

(1) Based on a comparison of NYSE:SPY with NASDAQ:IHI over the two-year period from 1/1/2020 through 1/1/2022, data from Yahoo Finance.

Salona Global
High Quality Medical Devices

Salona Global Now - January 2022

SGMD Today

- December 2021 annual run-rate revenues in excess of $32,000,000
- Significant organic growth from the new GPO sales channel
- Approaching fiscal year-end annual run rate revenues of $40M; 30-35% gross margins
- 33% quarter-over-quarter revenue growth (Q3)
- 38% quarter-over-quarter gross profit growth (Q3)
- Approximately $10M in net assets including cash (no parent debt)
- Approximately 70 million shares outstanding
- Recent announcement of proposed acquisition of mid-west sales company

- All figures are unaudited

Management

Chairman & interim CEO - Les Cross

Former Chairman/CEO of DJO Global (listed on NYSE before being sold to Blackstone for US$1.5B)

Chief Operating Officer – Luke Faulstick

Former COO of DJO Global; Managing Partner of SDP (first acquisition of FDA approved facility)

Chief Financial Officer – Melissa Polesky-Meyrowitz, CPA

Experienced financial professional, Substantial Canada & US financial experience

Strong Bench - Talent recruitment through acquisitions and sales channel development; Several key leaders from acquisitions bolster the management team with expertise from product development through sales and marketing

Salona Global
High Quality Medical Devices

The SGMD Growth Plan

Straight forward Plan

The Plan:

- Capitalize on deep industry contacts in building a large pipeline of potential acquisitions that have significant growth potential
- Use a proven process to efficiently acquire accretive private, revenue generating, IP protected medical device companies with revenues from limited geographies
- Acquire global distribution companies to drive revenue growth post acquisition

Targeted Results:

- Create additional organic revenue growth post acquisition of any new targets
- Generate increased cash flow through operational integration using the state-of-the-art FDA approved facility (first acquisition)
- Increase EPS as growth develops

Salona Global
High Quality Medical Devices

Building a Medical Device Company

Four Elements to a Fully Integrated Medical Device Company; Top to Bottom Margin

Integration Results: Acquired $24m in annual run-rate revenues from SDP and Simbex; December run-rate revenue in excess of $32m; February annual run rate revenue expected to be approaching $40m

Sales & Marketing: Plans to acquire several additional global existing sales channels globally

Current sales channels **producing organic growth**: European sales channel; GPO sales channel

Next potential acquisition of mid-west US sales channel

High Quality Production: Low-cost US FDA approved production facility in place

SDP reported audited annual revenues of $16M; 28% gross profit in the year prior to closing

Product Development: Proven and profitable medical device product developer in place

Simbex – R&D company; reported unaudited annual revenues of $8M; 50% gross profit in the year prior to closing

M&A Team: Well-known M&A group; former Patient Home Monitoring (PHM) team in place

Deep acquisition pipeline of $5m to $20 in annualized revenues; Deal flow includes larger acquisition targets as well

Salona Global
High Quality Medical Devices

Snapshot of SGMD (December 2021)

	Annual Run Rate Revenues (unaudited)	Shares Outstanding
SGMD June 2021 (at listing)	$16M	64M*
SGMD December 2021	**$32M**	70M**

Exchange	Company	Revenue Multiple	2021 Revenue	Market Cap***	Rev Growth	EBITDA
NYSE	**ResMed Inc.**	10.7	$3,196,825,000	$34,267,515,200	8%	28%
NASDAQ	**Utah Medical**	7.2	$48,150,000	$345,472,500	14%	52%
NASDAQ	**Cerus Corp**	6.3	$143,020,000	$895,804,000	25%	-36%
NASDAQ	**Zynex Inc**	2.4	$115,540,000	$282,982,000	44%	13%
NASDAQ	**Tandem Diabetes Care**	11.9	$660,868,000	$7,837,696,100	32%	7%
NASDAQ	**iRhythym Technologies**	11.8	$319,830,000	$3,788,229,600	21%	-21%

* Includes shares at listing as well as up to 19 million shares issuable pursuant to earnout from first acquisition. ** Includes current shares as well as up to 19 million shares issuable pursuant to earnout from first acquisition and up to 6.3M shares issuable to the second acquisition. ***Yahoo Finance, 1/21/2022